CHESTER VALLEY BANCORP INC.
                            100 EAST LANCASTER AVENUE
                         DOWNINGTOWN, PENNSYLVANIA 19335
                                 (610) 269-9700

                            NOTICE OF ANNUAL MEETING
                         TO BE HELD ON OCTOBER 22, 2002

TO THE SHAREHOLDERS OF CHESTER VALLEY BANCORP INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Chester Valley Bancorp Inc. (the "Company") will be held on Tuesday, October 22, 2002, at 10:00 AM Eastern Time, at the Downingtown Country Club, 85 Country Club Drive in Downingtown, Pennsylvania, for the following purposes:

     (1) To elect two directors for a term of three years or until their successors have been elected and qualified;

     (2) To ratify the appointment of KPMG LLP, as the Company's independent auditors for the fiscal year ending June 30, 2003; and

     (3) To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on August 23, 2002, are entitled to notice of and to vote at the Annual Meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, REGARDLESS OF THE NUMBER YOU OWN. ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE ACCOMPANYING THIS NOTICE. NO POSTAGE NEED BE AFFIXED TO THE RETURN ENVELOPE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                               Robert J. Bradbury, Secretary
Downingtown, Pennsylvania
September 13, 2002

                           CHESTER VALLEY BANCORP INC.
                            100 EAST LANCASTER AVENUE
                         DOWNINGTOWN, PENNSYLVANIA 19335

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 22, 2002

     This Proxy Statement is furnished to the holders of common stock of Chester Valley Bancorp Inc. (the "Company"), a holding company which owns all of the outstanding shares of stock of First Financial Bank ("First Financial" or the "Bank") and Philadelphia Corporation for Investment Services ("PCIS"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held on October 22, 2002, at 10:00 AM Eastern Time at the Downingtown Country Club, 85 Country Club Drive in Downingtown, Pennsylvania, and at any adjournment thereof.

     This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about September 16, 2002.

VOTING AND PROXY INFORMATION

     Only holders of record of the Company's common stock, par value $1.00 per share, at the close of business on August 23, 2002 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had 4,310,941 outstanding shares of common stock. Each outstanding share of the Company's common stock entitles the record holder thereof to one vote.

     Shareholders may vote at the Annual Meeting in person or by proxy. The proxy solicited hereby, if properly signed and returned to the Company before the Annual Meeting and not subsequently revoked, will be voted in accordance with the instructions specified therein. If no instructions otherwise are given, the proxy will be voted FOR the nominees for director listed below and FOR the ratification of the appointment of the Company's independent auditors.

     Any additional business that may properly come before the Annual Meeting will be voted upon by the proxies in accordance with their best judgment. Management of the Company is not aware of any additional matters that may come before the meeting.

     A shareholder who has submitted a proxy may revoke it at any time before it is exercised by providing written notice of its revocation to the Secretary of the Company.

     The Company's Bylaws provide that a quorum at an annual meeting consists of shareholders representing, either in person or by proxy, a majority of the votes that all shareholders are entitled to cast on the matters to come before the meeting. The Bylaws further provide that a majority of the votes cast by all shareholders present in person or by proxy and entitled to vote will decide any question brought before the meeting unless otherwise provided by statute or the Company's Bylaws or Articles of Incorporation.

     The nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast will be elected as directors. The affirmative vote of a majority of the votes cast by all shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is necessary to approve the ratification of the appointment of the Company's independent auditors.

     Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will have no effect on the outcome of voting with respect to the proposals.

SOLICITATION OF PROXIES

     The expenses of the solicitation of proxies will be borne by the Company. Certain officers, directors and employees of the Company may solicit proxies personally, by mail, telephone, telegraph, or otherwise. Such persons will not receive any fees or other compensation for such solicitation. The Company will reimburse brokers, custodians, nominees and fiduciaries for all reasonable expenses which they have incurred in sending proxy materials to the beneficial owners of the Company's common stock held by them.

CERTAIN BENEFICIAL OWNERS AND SECURITY OWNERSHIP OF MANAGEMENT

     Set forth below is certain information as of September 1, 2002, concerning the beneficial ownership of the Company's common stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding common stock of the Company, each nominee for election as director, each other member of the Company's Board of Directors, the Chief Executive Officer and the other most highly compensated executive officer(s), and all directors and executive officers as a group.

 ==============================================================================
 NAME AND ADDRESS OF             NUMBER OF SHARES        PERCENT OF
 BENEFICIAL OWNER                BENEFICIALLY OWNED (1)  COMMON STOCK (2)
 ------------------------------------------------------------------------------

 Edward T. Borer                      35,396                    * (3)
 ------------------------------------------------------------------------------
 Robert J. Bradbury                  225,467                5.23% (3)
 Suite 1140
 1617 John F. Kennedy Boulevard
 Philadelphia,  PA  19103
 ------------------------------------------------------------------------------
 Donna M. Coughey                     62,385                1.45% (3)(5)
 ------------------------------------------------------------------------------
 John J. Cunningham, III              31,644                    * (3)
 ------------------------------------------------------------------------------
 Gerard F. Griesser                   45,582                1.06% (3) (5)
 ------------------------------------------------------------------------------
 Colin N. Maropis                     53,826                1.25% (3) (6)
 ------------------------------------------------------------------------------
 James E. McErlane, Esquire          307,114                7.12% (3) (4)
 24 E. Market Street
 West Chester,  PA  19381
 ------------------------------------------------------------------------------
 Richard L. Radcliff                  48,417                1.12% (3) (5)
 ------------------------------------------------------------------------------
 Albert S. Randa, CPA                 30,686                    * (3)
 ------------------------------------------------------------------------------
 Emory S. Todd, Jr., CPA              44,262                1.03% (3)
 ------------------------------------------------------------------------------
 William M. Wright                    44,537                1.03% (3)
 ------------------------------------------------------------------------------
 Chester Valley Bancorp Inc.         379,211                8.80% (7)
 Employee Stock Ownership Plan
 ("ESOP")
 100 E. Lancaster Avenue
 Downingtown, PA  19335
 ------------------------------------------------------------------------------
 Commerce Bancorp Inc.               176,982                4.11% (8)
 1701 Route 70 East
 Cherry Hill, NJ  08034
 ------------------------------------------------------------------------------
 Directors and Executive             929,316               21.56% (9)
 Officers as a Group
 (11 persons)
 ==============================================================================

(1) Pursuant to rules promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), an individual is considered to beneficially own any shares of common stock if he or she has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, the shares; or (2) investment power, which includes the power to dispose of, or to direct the disposition of, the shares. Except as otherwise indicated, the individuals named exercise sole voting and investment power over the indicated shares.

(2) The percentages were calculated based upon the shares of common stock outstanding on September 1, 2002, which equaled 4,310,941.

(3) Includes shares purchasable under stock options that are exercisable or will become exercisable within 60 days of September 1, 2002, to purchase shares of common stock as follows: Mr. Borer - 14,046 shares; Mr. Bradbury
     - 22,287 shares; Ms. Coughey - 59,835 shares; Mr. Cunningham - 19,515 shares; Mr. Griesser - 17,415 shares; Mr. Maropis - 24,574 shares; Mr. McErlane - 22,287 shares; Mr. Radcliff - 22,287 shares; Mr. Randa - 30,686 shares; Mr. Todd - 19,515 shares; and Mr. Wright - 22,287 shares.

(4) Includes 112,640 shares held in a trust of which Mr. McErlane is a co-trustee with shared voting and investment power; 98,742 shares held by Mr. McErlane and his spouse as tenants by the entireties with right of survivorship; 66,085 shares held in the Lamb, Windle & McErlane Pension Fund for the benefit of Mr. McErlane; 3,106 shares held in the Lamb, Windle & McErlane Pension Fund, in which Mr. McErlane disclaims any beneficial interest.

(5) Includes shares registered as follows: Mr. Radcliff's spouse - 3,892 shares, Mr. Griesser's spouse - 215 shares, Ms. Coughey's spouse - 1,050 shares, Ms. Coughey and her spouse jointly own 1,500 shares.

(6)  Includes 23,415 shares held in Mr. Maropis's ESOP account.

(7) As of September 1, 2002, the ESOP held 379,211 shares of the Company's common stock, all of which were allocated to participants' accounts. Under the terms of the Plan and the trust agreement for the ESOP, the trustee of the ESOP, Christiana Bank and Trust Company, has voting power over shares if they have not been allocated to participants' accounts as of September 1, 2002, and the trustee has the authority to dispose of allocated and unallocated shares only pursuant to the directions of participants with respect to a response to a tender or exchange offer. Shares which are allocated to participants' accounts are voted by the trustee in accordance with instructions from the participants. The trustee is empowered to vote any unallocated shares, as well as any shares for which instructions from participants are not received in a timely manner, at its sole discretion. The ESOP Committee which administers the Plan is composed of four individuals appointed by the Company's Board of Directors and has dispositive power with respect to all shares, except with respect to a response to a tender or exchange offer. Donna M. Coughey, a Director and President and Chief Executive Officer of the Company; Richard L. Radcliff, a Director of the Company; William M. Wright, a Director of the Company; and James E. McErlane, a Director and Chairman of the Board of the Company, serve as members of the ESOP Committee. The individual members of the ESOP Committee disclaim beneficial ownership of the shares held by the ESOP.

(8) Based on information obtained from a non-objecting shareholder list provided by Automated Data Processing, Investor Communication Service dated August 23, 2002.

(9) Includes 274,734 shares of common stock purchasable pursuant to stock options that are presently exercisable, and 23,415 shares allocated an to executive officers' account in the ESOP. Excludes all other shares in the ESOP with respect to which four directors, in their capacity as Plan Administrators, have dispositive power and do not have voting power.


* INDICATES BENEFICIAL OWNERSHIP OF LESS THAN 1% OF THE ISSUED AND OUTSTANDING COMMON STOCK.

                      ELECTION OF DIRECTORS OF THE COMPANY
                                 (PROXY ITEM 1)

ELECTION OF DIRECTORS; CONTINUING DIRECTORS

     The Company's Bylaws provide that the Board of Directors shall consist of not less than three directors, with the exact number of directors at any time to be determined by the Board. The Board of Directors has fixed the number of directors at eight.

     The Company's Bylaws and charter also provide for the division of the Board of Directors into three classes as nearly equal in number as possible, with members of each class having a term of office of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a three-year term. The term of three of the present directors will expire at the 2002 Annual Meeting. At this Annual Meeting, two directors will be elected for a three-year term expiring in the year 2005 or until there successors are elected and have qualified.

     Unless contrary instructions are given, the shares represented by proxies solicited hereby will be voted for the nominees named below. Any shareholder who wishes to withhold authority from the proxy holders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

     Each of the nominees named below has consented to being named as a nominee and has agreed to serve, if elected. If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee. The Company's Board of Directors has no reason to believe that any nominee listed below will be unable to serve as a director.

     Set forth below is certain information as of September 1, 2002, concerning each nominee for election as director and each other continuing member of the Company's Board of Directors. No nominee or director of the Company is related to any other director or executive officer of the Company.


                NOMINEES FOR THE THREE-YEAR TERM EXPIRING IN 2005

===============================================================================
                    POSITION WITH THE COMPANY AND
                    PRINCIPAL OCCUPATION DURING THE PAST
NAME AND AGE        FIVE 5 YEARS                              YEAR ELECTED(1)
===============================================================================
Gerard F. Griesser  Director; President of Trident                 1988
(Age 53)            Financial Group, Inc. (mortgage
                    bankers), Devon, Pennsylvania since
                    before 1987
-------------------------------------------------------------------------------
Emory S. Todd, Jr.  Director; self-employed as a                   1987
(Age 61)            Certified Public Accountant in
                    Chester Springs, Pennsylvania, since
                    before 1987
===============================================================================


  THE BOARD OF DIRECTORS RECOMMENDS THAT THE NOMINEES BE ELECTED AS DIRECTORS

                              CONTINUING DIRECTORS

===============================================================================
                    POSITION WITH THE COMPANY AND
                    PRINCIPAL OCCUPATION DURING
NAME AND AGE        THE PAST FIVE YEARS                         TERM (1)
-------------------------------------------------------------------------------
Edward T. Borer    Director; Chairman of Philadelphia         1998 - 2003
(Age 63)           Corporation for Investment Services
                   since 1995, President and CEO
                   1989-1995; Chairman and Director of
                   EnergyNorth, Inc. (exempt public
                   utility holding company) from 1982 to
                   2000
-------------------------------------------------------------------------------
Robert J. Bradbury Director and Secretary; Executive          1992 - 2003
(Age 55)           Vice President of Dolphin & Bradbury
                   (investment bankers), Philadelphia,
                   Pennsylvania, from 1986 to 1994;
                   Co-Chairman from 1995 to 1999;
                   and Chairman since 2000
-------------------------------------------------------------------------------
Donna M. Coughey   Director; President and CEO of the         2000 - 2004
(Age 52)           Company and First Financial Bank
                   since November 2000.  President of
                   Mellon Bank of Delaware from August
                   1996 to November 2000
-------------------------------------------------------------------------------
John J.            Director; Attorney and Senior Member       1998 - 2004
Cunningham, III    of Cozen O'Connor, Philadelphia,
(Age 60)           Pennsylvania, since March 2000;
                   Partner of Schnader, Harrison, Segal
                   & Lewis LLP, Philadelphia,
                   Pennsylvania, 1969 - February, 2000
-------------------------------------------------------------------------------
James E. McErlane  Director, Chairman of the Board;           1991 - 2003
(Age 59)           Attorney and Principal of Lamb,
                   Windle & McErlane, P.C., West
                   Chester, Pennsylvania, since 1971
-------------------------------------------------------------------------------
William M. Wright  Director; retired General Manager of       1980 - 2004
(Age 62)           Malcolm Wright Buick Olds, Inc., in
                   Coatesville, Pennsylvania
===============================================================================

(1) Includes service as a director of First Financial prior to the formation of the Company as a holding company in 1990.

SHAREHOLDER NOMINATIONS

     The Company's Bylaws provide procedures which shareholders must follow in order to make nominations for election to the Company's Board of Directors. Under these provisions, shareholders may make nominations for election to the Board of Directors by submitting such nominations in writing to the Secretary of the Company at least 30 days prior to the date of an annual meeting, together with information about the person(s) proposed to be nominated that is required to be disclosed in a proxy statement for solicitation of proxies with respect to nominees for election as directors pursuant to regulations under the Exchange Act. Only those persons nominated by the Board of Directors and by shareholders as described above shall be voted upon at the Annual Meeting, unless the Board fails to make its nominations at least 30 days before the Annual Meeting, in which case nominations for directors may be made at the Annual Meeting by any shareholder entitled to vote at such meeting.

MEETINGS AND FEE ARRANGEMENTS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company and First Financial meet regularly once each month and may have additional committee and special meetings. Directors of First Financial, with the exception of those who are full-time employees of First Financial, receive a quarterly fee of $3,000 and the Chairman of the Board of Directors receives a quarterly fee of $12,500. Except as described below, Directors do not receive an additional fee for service on the Company's board or attendance at the Company's board meetings. During the fiscal year ended June 30, 2002, the Boards of Directors of both the Company and First Financial met 12 times.

     Members of the Company's Board and First Financial's Board who serve on Board Committees or, in the case of First Financial, various bank committees, with the exception of those who are full-time employees of First Financial, also receive a fee of $300 for each committee meeting attended. An additional fee of $150 per hour is paid to Directors (other than those who are full time employees of First Financial) for Board and Committee meetings attended to the extent such meetings extend beyond two hours.

     Directors (including non-employee directors) also were eligible to receive options under the Company's Stock Option Plans (the "Stock Option Plans"). In the fiscal year ended June 30, 2002, the non-employee directors each received 7,100 options and employee director Donna M. Coughey received an option to purchase 7,050 shares.

     The Board of Directors of the Company has an Audit Committee, which reviews the records and affairs of the Company and its subsidiaries to determine their financial condition and monitor their adherence in accounting and financial reporting matters to generally accepted accounting principles. The Committee also reviews the system of internal controls with management and separately with the independent auditors. The Committee operates under a written charter adopted by the Board of Directors of the Company. The Audit Committee is currently composed of Messrs. Todd (Chairman), Cunningham, Griesser and Wright. The Audit Committee met four times during the fiscal year ended June 30, 2002. Each member of the Committee is independent as defined under the National Association of Securities Dealers' listing standards.

     The Boards of the Company and First Financial have Executive Committees, which are authorized to exercise the powers of the Boards of Directors between regular meetings of the Boards. Both Executive Committees are composed of Ms. Coughey and Messrs. Bradbury and McErlane. The Executive Committee met seven times during fiscal 2002.

     The Board of Directors of the Company also has established a Nominating Committee, which makes recommendations to the Board with respect to the selection of candidates as nominees for election as directors. The Nominating Committee is composed of Ms. Coughey and Messrs. McErlane, and Bradbury. The Nominating Committee met once during fiscal year 2002. The Nominating Committee, in recommending Board candidates, will consider candidates recommended by shareholders. Shareholders who wish to recommend qualified candidates should write to: Chairman, Chester Valley Bancorp Inc., 100 East Lancaster Avenue, Downingtown, PA 19335, stating in detail the qualifications of such persons for consideration by the Committee.

     First Financial's Board of Directors has a Personnel Committee, which reviews and approves recommendations for salary increases consistent with First Financial's compensation plans. The Committee is composed of Messrs. Wright (Chairman), Griesser, McErlane, Bradbury and Ms. Coughey. The Personnel Committee met five times during fiscal year 2002.

     In fiscal 2002 each director of the Company, other than Mr. Griesser, attended at least 75% of the aggregate of the number of meetings of the Company's Board and the number of meetings held by committees of the Company's Board on which he or she served.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership, in a timely fashion, with the Securities and Exchange Commission. The Company believes that, during fiscal 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were timely met.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORs

     The following information is provided with respect to executive officers of the Company who do not serve on its Board of Directors (i.e., executive officers in addition to Ms. Coughey). There are no arrangements or understanding between the Company and any person pursuant to which any such officers were selected. No executive officer is related to any other executive officer or director of the Company.

      COLIN N. MAROPIS (AGE 50) - EXECUTIVE VICE PRESIDENT OF THE COMPANY AND FIRST FINANCIAL

          Mr. Maropis joined First Financial in 1977. He served in various capacities until 1983, at which time he was elected as Assistant Vice President of Lending. In September 1986 he was appointed Vice President of Lending, a position he held until his appointment to Senior Vice President in May 1989. Mr. Maropis was appointed Executive Vice President in November 1997.


      ALBERT S. RANDA, CPA (AGE 59) - CFO AND TREASURER OF THE COMPANY AND FIRST FINANCIAL

          Mr. Randa joined First Financial and the Company in April 2000. Prior to his employment, he was an independent consultant since 1998 and from January 1993 to 1998 he served as Vice President of Showboat Hotel and Casino. Prior to 1993, he was a partner of KPMG LLP, a firm of Certified Public Accountants, tax professionals and consultants.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the cash compensation paid or accrued by the Company as well as certain other compensation paid or accrued, during each of the last three fiscal years, to the Chief Executive Officer ("CEO") and each other executive officer whose salary and bonus exceeded $100,000 during any such fiscal year.


----------------------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------
                                                             LONG-TERM
                                                           COMPENSATION
                               ANNUAL COMPENSATION            AWARDS
----------------------------------------------------------------------------------------------
NAME AND PRINCIPAL                                                              ALL OTHER
POSITION                  YEAR   SALARY (1)   BONUS (1)   OPTIONS # (2) (4)   COMPENSATION (3)
----------------------------------------------------------------------------------------------
Donna M. Coughey          2002   $ 250,000    $     --        38,835            $     --
President and CEO         2001   $ 130,769    $ 50,000        21,000            $     --
----------------------------------------------------------------------------------------------
Albert S. Randa, CPA      2002   $ 110,000    $     --        19,110            $     --
Chief Financial Officer   2001   $ 100,000    $ 10,000           551            $     --
                          2000   $  25,000    $     --        11,025            $     --
----------------------------------------------------------------------------------------------
Colin N. Maropis          2002   $ 114,400    $ 32,318         7,100            $ 31,704
Executive Vice            2001   $ 110,000    $ 10,000           551            $ 34,043
President                 2000   $ 100,000    $  3,000         8,682            $ 29,831
----------------------------------------------------------------------------------------------


(1) The President/Chief Executive Officer, the Chief Financial Officer and the Executive Vice President were also salaried officers of First Financial and received all of their salaries and bonuses from First Financial. The Company has no employees.

(2) The numbers of shares under options granted in fiscal 2001 and 2000 have been adjusted for the September 2001 and 2000 5% stock dividends and no adjustment has been made for the September 2002 5% stock dividend.

(3) This represents the value of the common stock allocated to the accounts of the named executive officers in the ESOP during such fiscal year, valued as of the date of such allocation, and the amount of net income of the Employee Stock Ownership Trust (which holds the assets of the ESOP) credited to their ESOP accounts during the fiscal year.

(4) Fiscal 2002 includes 31,785 shares under option for Ms. Coughey and 12,010 shares under option for Mr. Randa which were earned in fiscal 2002 but were granted in July 2002 (fiscal 2003).

     The following table provides information on option grants in fiscal 2002 to the named executive officers.

-------------------------------------------------------------------------------
                        OPTION GRANTS IN FISCAL YEAR 2002
-------------------------------------------------------------------------------
                                                                      GRANT DATE
                        INDIVIDUAL GRANTS                               VALUE
-------------------------------------------------------------------------------
                      NO. OF
                    SECURITIES  % OF TOTAL
                    UNDERLYING    OPTIONS
                     OPTIONS      GRANTED    EXERCISE OR              GRANT DATE
                     GRANTED        TO       BASE PRICE    EXPIRATION   PRESENT
    NAME               (#)       EMPLOYEES   ($/SHARE)(4)     DATE      VALUE(5)
-------------------------------------------------------------------------------
Donna M. Coughey    1,050(1)(2)      0.60%    $  14.29       7/18/11  $  4,230
                    6,000(1)         3.42%    $  15.87       6/19/12  $ 25,906
                   31,785(3)        18.10%    $  15.70       7/01/12  $ 57,503
                   ------           -----     --------                --------
                   38,835           22.12%    $  15.69                $ 87,639
                   ======           =====     ========                ========
-------------------------------------------------------------------------------
Colin N. Maropis    2,100(1)(2)      1.20%    $  14.29      7/18/11   $  8,460
                    5,000(1)         2.85%    $  15.87      6/19/12   $ 21,589
                   ------            ----     --------                --------
                    7,100            4.05%    $  15.40                $ 30,049
                   ======            ====     ========                ========
-------------------------------------------------------------------------------
Albert S. Randa     2,100(1)(2)      1.20%    $  14.29      7/18/11   $  8,460
                    5,000(1)         2.85%    $  15.87      6/19/12   $ 21,589
                   12,010(3)         6.84%    $  15.70      7/01/12   $ 21,728
                   ------           -----     --------               ---------
                   19,110           10.89%    $  15.59                $ 51,777
                   ======           =====     ========                ========
-------------------------------------------------------------------------------

Footnotes

(1) One-quarter of the options become exercisable on the first anniversary of the grant date. The remaining three-quarters of options become exercisable on the second, third and fourth anniversaries of the grant date.

(2) The number of shares under options granted has been adjusted to reflect a 5% stock dividend in September 2001 and does not reflect the September 2002 5% stock dividend.

(3)  These options were earned in fiscal 2002 but granted in July 2002 (fiscal
     2003).

(4) Fair market value of underlying shares on the date of grant, adjusted, where applicable, for the September 2001 5% stock dividends.

(5) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model.

     As required pursuant to SEC regulations, the material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: an exercise price of $14.29, $15.87, and $15.70 representing the fair market value of the underlying stock on the date of grant adjusted, where applicable, for the September 2001 5% stock dividend; an estimated option life of 6 years; an interest rate of 4.80%, 4.22% and 2.06% that represents the interest rate on a comparable U.S. Treasury Note yield on the date of grant with a maturity corresponding to that of the option term; volatility of 32.37%, calculated using daily stock prices for an average of thirteen years prior to the grant date; assumed dividend growth of 2.55%; and reductions of approximately 7.68% to reflect the probability of forfeiture due to termination prior to vesting.

     The following table summarizes the stock option exercises during the fiscal year and the value of options held at fiscal year-end of the three (3) named executive officers:


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


----------------------------------------------------------------------------------------------------
                                                NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED            IN-THE-MONEY
                                               OPTIONS/SARS AT FISCAL           OPTIONS/SARS AT
                                                    YEAR-END (#)             FISCAL YEAR-END ($)(2)
                                    ----------------------------------------------------------------
                       SHARES       VALUE
                    ACQUIRED ON    REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
   NAME              EXERCISE (#)    ($)(1)
----------------------------------------------------------------------------------------------------
Donna M. Coughey      --           --          52,785(3)      7,050        $  3,020      $ 1,580
----------------------------------------------------------------------------------------------------
Albert S. Randa       --           --          23,173(3)      7,513        $ 34,749      $ 3,270
----------------------------------------------------------------------------------------------------
Colin N. Maropis      --           --          11,353        13,221        $ 28,365      $ 8,327
----------------------------------------------------------------------------------------------------


(1) Value is based on the average of the last bid and asked prices of a share of the Company's common stock on the Nasdaq Stock Market system on the date of exercise. No options were exercised by the named executive officers in fiscal 2002.

(2) Value is based on the average of the last bid and asked prices of a share of the Company's common stock on the NASDAQ National Market System on June 30, 2002, minus the exercise price.

(3) Fiscal 2002 includes 31,785 shares under option for Ms. Coughey and 12,010 shares under option for Mr. Randa which were earned in fiscal 2002 but were granted in July 2002 (fiscal 2003).


PENSION PLAN

     The Company does not have a retirement or pension plan. The Bank, however, maintains a noncontributory defined benefit pension plan (the "Plan") covering all salaried employees of the Bank who have been employed by the Bank for one year and have attained 21 years of age. The Plan provides pension benefits to eligible retired employees at 65 years of age equal to 1.5% of their average annual salary during the highest five consecutive years multiplied by their years of accredited service.

     The following table shows the estimated annual retirement benefit payable pursuant to the Plan upon retirement at age 65, based on average annual salary during the five highest consecutive years before retirement, to Bank employees having the average salary levels and years of service specified in the table.

     The Bank annually makes such contributions as are actuarially necessary to provide the retirement benefits established under such plan. The benefits listed in the table are not subject to any deduction for Social Security or other offset. Annual retirement benefits are paid monthly to an employee during his lifetime. An employee may elect to receive lower monthly payments, in order for his or her surviving spouse to receive monthly payments under the Plan for the remainder of the spouse's life.


--------------------------------------------------------------------------------
                             AMOUNT OF ANNUAL RETIREMENT BENEFIT
                                WITH CREDITED SERVICE OF: (1)
--------------------------------------------------------------------------------
    AVERAGE
    ANNUAL
    EARNINGS     10 YEARS     20 YEARS     30 YEARS       40 YEARS      50 YEARS
--------------------------------------------------------------------------------
    $ 25,000     $ 3,750      $ 7,500      $ 11,250       $ 15,000      $  8,750
--------------------------------------------------------------------------------
      50,000       7,500       15,000        22,500         30,000        37,500
--------------------------------------------------------------------------------
      75,000      11,250       22,500        33,750         45,000        56,250
--------------------------------------------------------------------------------
     100,000      15,000       30,000        45,000         60,000        75,000
--------------------------------------------------------------------------------
     125,000      18,750       37,500        56,250         75,000        93,750
--------------------------------------------------------------------------------
     150,000      22,500       45,000        67,500         90,000       112,500
--------------------------------------------------------------------------------
     175,000      22,500       45,000        67,500         90,000       112,500
--------------------------------------------------------------------------------
     200,000      22,500       45,000        67,500         90,000       112,500
--------------------------------------------------------------------------------

(1) Ms. Coughey and Mr. Randa do not have 10 years of credited service. Mr. Maropis has 24 years of credited service under the Plan. Earnings in excess of $200,000 are not considered in determining the pension benefit.

EMPLOYMENT AGREEMENTS

     The Company and First Financial have entered into employment agreements with Donna M. Coughey, their President and Chief Executive Officer, Albert S. Randa, their Chief Financial Officer, and Colin N. Maropis, their Executive V.P., having three-year terms. The terms of their employment agreements are automatically extended for one year upon each anniversary of the commencement date of the agreements after review and approval by the Board of Directors, unless notice is given by either party at least 45 days prior to such anniversary date. The agreements provide for minimum annual base salaries, which may be increased from time to time by agreement of the parties, presently of $290,000 $113,850 and $125,268 respectively.

     Under the agreements, each named executive officer's employment is terminable for any reason by the Company and First Financial, but any such termination without just cause, as defined, would entitle the officer to receive certain severance benefits described below. Termination for "just cause" is defined in the agreements to mean termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), willful violation of a final cease-and-desist order, willful or intentional breach or neglect of the officer's duties under the agreements, persistent negligence or misconduct in the performance of such duties or a material breach of any of the terms of the agreements. The agreements provide for payment of death benefits, if the officer should die with heirs during the term of the agreements, in an amount equal to one-half of the officer's total yearly compensation at the date of death. The agreements also contain provisions, which provide the President/CEO, Chief Financial Officer, and Executive Vice President with specified severance benefits in the event that employment is voluntarily terminated for good reason, as defined.

     If the named executive officers' employment is terminated by the Company and First Financial for other than just cause, or if the officer terminates employment for good reason consisting of (i) a failure by the Company and First Financial to comply with any material provisions of the agreements (unless cured within 10 days after notice of noncompliance has been given by the officer to the Company and First Financial) or (ii) any purported termination of the officer's employment which is effected by the Company and First Financial without proper notice specifying the basis for termination, then the employment agreements require the Company and First Financial to pay as severance to the officer an amount equal to the sum of the officer's annual base compensation at the time of termination plus the compensation the officer would have received during the remaining term of the agreements based upon his or her annual base compensation in effect prior to proper notice of termination having been given, such payment to be made over a two-year period. If the officer's employment was terminated by reason of these provisions on the date of this Proxy Statement, the President/CEO would be entitled to receive approximately $797,500, the Chief Financial Officer would be entitled to receive approximately $313,100, and the Executive V.P. would be entitled to receive $344,500 under the employment agreements. In addition, if the officer's employment is terminated for other than just cause or by reason of an order issued by a federal or state savings association regulatory authority removing the officer from office or prohibiting the officer from participating in the conduct of the Company's or First Financial's affairs, or if the officer voluntarily terminates employment for good reason (as defined), the Company and First Financial shall maintain in effect for the continued benefit of the officer, for the remaining term of the officer's agreement (up to three years), all employee benefit plans and programs in which the officer was entitled to participate immediately prior to the date of termination, to the extent permissible under the general terms and provisions of such plans and programs.

     The employment agreements further provide for severance payments if the named executive officer voluntarily terminates employment for good reason consisting of (a) the occurrence of a change in control of the Company or First Financial or (b) after a change in control of the Company or First Financial,
(1) the assignment to the officer of any duties inconsistent with the officer's positions, duties, responsibilities and status with the Company and First Financial immediately prior to the change in control, (2) a change in the officer's reporting responsibilities, titles or offices as in effect immediately prior to the change in control, or (3) any removal of the officer from, or any failure to re-elect the officer to, any such positions (unless in connection with a termination of the officer's employment for just cause, disability, death or retirement, or by reason of an order issued by a federal or state regulatory authority removing the officer from office or prohibiting the officer from participating in the conduct of the Company's or First Financial's affairs). In such case, the severance payment from the Company and First Financial to the officer will equal the aggregate present value of the product of (i) the average aggregate annual compensation paid to the officer and includable in the officer's gross income for federal income tax purposes during the five calendar years preceding the taxable year in which the date of termination occurs, multiplied by (ii) 2.99, such payment to be made in a lump sum on or before the fifth day following the date of termination. If the employment of the officer were terminated by reason of these provisions on the date of this Proxy Statement, the President/CEO would be entitled to receive $658,200, the Chief Financial Officer would be entitled to receive $297,900, and the Executive V.P. would be entitled to receive $286,000, under the employment agreements. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), states that severance payments which exceed the base compensation (the individual's compensation from the employer) of the individual are deemed to be "excess parachute payments" if they are contingent upon a change in control and the aggregate present value of payments in the nature of compensation equals or exceeds three times the base compensation. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the employer is not entitled to deduct the amount of such excess payments. The employment agreements provide that if the severance payment to the named executive officer constitutes a parachute payment in the opinion of counsel to the Company and First Financial in consultation with the Company's independent accountants, then payment shall be reduced to the largest amount that can be paid without constituting an excess parachute payment.

     The employment agreements generally define "change in control" to mean (i) a change in control as defined in regulations, (ii) an event that would be reported in response to Item 6(e) of Schedule 14A of the Exchange Act, (iii) the acquisition by any person (other than the Company or any person who, at the beginning of the employment contract, was a director or officer of the Company or First Financial) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company or First Financial representing 25% or more of the combined voting power of the Company's or First Financial's then outstanding securities, (iv) during any period of two consecutive years, there is a change in a majority of either the Board of Directors of the Company or First Financial for any reason unless the election of each new director was approved by at least two-thirds of the directors then in office who were directors at the beginning of the period or (v) the Company ceases to be a publicly-owned corporation. The change in control provision included in the employment agreements would increase the cost to a potential acquirer of the Company or First Financial and may therefore operate as an anti-takeover device.

REPORT OF THE PERSONNEL COMMITTEE

     The Committee believes that the overall enhancement of the Company's performance and, in turn shareholder value, depends to a significant extent on the establishment of a close relationship between the financial interests of shareholders and those of the Bank's employees, especially its senior management. In addition to a desired pay-for-performance relationship, the Committee also believes that the Bank must maintain an attractive compensation package that will attract, motivate and retain executive officers who are capable of making significant contributions towards the success of the Bank.

     At the Bank, salary levels are based on an evaluation of the individuals' performance and competitive pay practices. The salary levels are then reviewed and ratified by the Committee. The Committee reviews the evaluations of senior management and the performance of the President. (The President does not participate in deliberations of her own compensation.) While the Committee does not use strict numerical formulas to determine changes in the compensation of the President and the other executive officers of the Bank and while it weighs a variety of different factors in its deliberations, it emphasizes earnings, profitability, capital position and income levels as factors in setting the compensation of the Bank's executive officers, in particular the President. It also takes into account non-quantitative factors, including such factors as the level of responsibility and general management oversight. While the various quantitative factors approved by the Committee were considered in evaluating individual officer performance, such factors were not assigned a specific weight in evaluating the performance of the President or the other executive officers.

     Periodically, independent compensation consultants are engaged to review the compensation and benefits programs of the Bank in relation to similar programs and practices of other companies who are direct competitors for employees' services, including executive talent. Salary levels for all employees are compared to peers who have similar job responsibilities in other companies. Results of the study, along with recommendations for any changes, are reported to the Personnel Committee.

     An important component of the Bank's executive compensation package is an incentive compensation plan which provides for cash payments and options to executive officers based on the performance of the Bank in relation to a set of performance goals and targets. The institutional goals are recommended by management each year and approved by the Committee and the Board of Directors. All officers of the Bank are eligible to participate in the program. The incentive compensation of executive officers is more closely linked to Bank performance, while the incentive compensation of junior officers is more closely linked to personal performance.

                        PERSONNEL COMMITTEE
                        -------------------

                        William M. Wright, Chairman
                        James E. McErlane
                        Gerard F. Griesser
                        Robert J. Bradbury
                        Donna M. Coughey

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Personnel Committee of the Board of Directors of the Bank has the responsibility for establishing an appropriate compensation policy for employees, including executive officers of the Bank, and for overseeing the administration of that policy.

     The Personnel Committee of the Board of Directors of the Bank consists of Messrs. William M. Wright (Chairman), Gerard F. Griesser, James E. McErlane, Robert J. Bradbury and Ms. Donna M. Coughey. Mr. McErlane serves as the Chairman of both the Company and the Bank and is not an employee of either entity. Mr. Bradbury is Secretary of the Company and the Bank and is not an employee of either entity. Ms. Coughey is President/CEO of the Company and the Bank and is a full time employee of the Bank. During the fiscal year ended June 30, 2002, none of these individuals had any transactions or relationships with the Company requiring specific disclosure under applicable rules of the Securities and Exchange Commission, and there were no "interlocking" or cross-board memberships that are required to be disclosed under the Commission's rules, except as follows:

     o Mr. Griesser is a director and president of a mortgage-banking firm from which the Bank purchased single-family residential mortgage loans in the years prior to the last fiscal year. While no such purchases were made in fiscal 2002, the Bank intends to continue the option of making such purchases during the current fiscal year.

     o Mr. McErlane is a principal in a law firm which the Company and its subsidiaries retained during the last fiscal year and the Company and its subsidiaries intend to retain such firm during the current fiscal year.

     o Mr. Bradbury is an executive officer, director and principal of an investment-banking firm from which the Bank purchased and sold investment securities during the last fiscal year and the Bank intends to continue such business relationship.

     o Ms. Coughey and Mr. McErlane, executive officers of the Company, are directors of PCIS, a subsidiary of the Company, and as such, participate in compensation decisions affecting executive officers of PCIS. Edward T. Borer, Chairman of PCIS, is a director of the Company.

     For a general description of credit transactions and relationships which directors and executive officers of the Company and their associates may have had with the Bank during fiscal 2002, see "Certain Transactions of Management and Others with the Company and Subsidiaries."

REPORT OF THE AUDIT COMMITTEE

     The primary role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Company's financial reporting process, the Company's system of internal accounting and financial controls, in the annual independent audit of the Company's financial statements. In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Further the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditors' independence and has discussed the independence of KPMG LLP with the firm.

     Based upon the Committee's review and discussions noted above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2002, for filing with the Securities and Exchange Commission.

                        Audit Committee
                        ---------------
                        Emory S. Todd, Jr., Chairman
                        John J. Cunningham, III
                        Gerard F. Griesser
                        William M. Wright


PERFORMANCE GRAPH

     The following graph presents the five year cumulative total return on Chester Valley Bancorp's common stock, compared to the S&P 500 Index, the Nasdaq
- Total US, the Nasdaq - Banks and the SNL Mid-Atlantic Bank Index for the five year period ended June 30, 2002. The comparison assumes that $100 was invested in the Company's common stock and each of the foregoing indices and that all dividends have been reinvested. The stock price performance for the Company's common stock is not necessarily indicative of future performance.

                                [GRAPH OMITTED]



                                                     PERIOD ENDING
                            --------------------------------------------------------------
INDEX                       06/30/97  06/30/98   06/30/99   06/30/00   06/30/01   06/30/02
------------------------------------------------------------------------------------------
Chester Valley Bancorp Inc.  100.00    167.57     143.72     154.44     135.46     165.00
S&P 500                      100.00    130.17     159.75     171.34     145.92     119.66
NASDAQ - Total US*           100.00    131.63     189.11     279.59     151.56     103.34
NASDAQ - Banks*              100.00    139.11     137.41     112.67     156.29     175.16
SNL Mid-Atlantic Bank Index  100.00    141.31     166.49     177.63     213.96     169.50


CERTAIN TRANSACTIONS OF MANAGEMENT AND OTHERS WITH THE COMPANY AND SUBSIDIARIES

     Robert J. Bradbury, an executive officer and director of the Company, is an executive officer, director and principal of an investment-banking firm from which the Bank purchased and sold investment securities during the last fiscal year. The Bank intends to continue the business relationship during the current fiscal year. The purchases of investment securities from the investment banking firm amounted to $39.9 million and the sales amounted to $85.5 million during fiscal year 2002. These securities were purchased and sold at market rates and on terms no more favorable to the investment-banking firm than those obtainable on an arm's-length basis. During the year ended December 31, 2001, the amount of income earned by the investment-banking firm related to the investment activity with the Company did not exceed 5% of that firm's gross revenues for such fiscal year.

     John J. Cunningham, III, a director of the Company, is a senior member in a law firm which the Company and its subsidiaries have retained during the last fiscal year and which the Company and its subsidiaries intend to retain during the current fiscal year. During the year ended December 31, 2001, the amount of legal fees paid to Mr. Cunningham's law firm did not exceed 5% of that firm's gross revenues for such fiscal year.

     Gerard F. Griesser, a director of the Company, is a director and president of a mortgage-banking firm from which the Bank purchased single-family residential mortgage loans in the years prior to the last fiscal year. While no such purchases were made in fiscal 2002, the Bank intends to continue the option of making such purchases during the current fiscal year.

     James E. McErlane, Chairman, is a principal in a law firm which the Company and its subsidiaries have retained during the last fiscal year and which the Company and its subsidiaries intend to retain during the current fiscal year. During the year ended December 31, 2001, the amount of legal fees paid to Mr. McErlane's law firm did not exceed 5% of that firm's gross revenues for such fiscal year.

     Some current directors, nominees for director and executive officers of the Company and their associates were customers of and had transactions with or involving the Bank and/or PCIS in the ordinary course of business during the fiscal year ended June 30, 2002. Additional transactions may be expected to take place in the ordinary course of business in the future. Some of the Company's current directors and nominees for director are directors, officers, trustees or principal security holders of corporations or other organizations that were customers of, or had transactions with, the Bank or PCIS in the ordinary course of business during the last fiscal year.

     The outstanding loans and commitments to, and other financial transactions with, any current director, nominee for director or executive officer of the Company or with persons or business entities affiliated with any current director, nominee for director or executive officer of the Company were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other unfavorable features. It is expected that the Bank will continue to have similar transactions with such organizations in the future.


                       APPOINTMENT OF INDEPENDENT AUDITORS

                                 (PROXY ITEM 2)

     The Board of Directors of the Company has appointed KPMG LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending June 30, 2003, subject to ratification of such appointment by shareholders. The submission of the appointment of KPMG LLP for ratification by the shareholders is not required by law or by the Company's Bylaws. The Board of Directors is nevertheless submitting this appointment to shareholders to ascertain their views. If shareholders do not ratify the appointment, the selection of other independent public accountants will be reconsidered by the Board of Directors. Representatives of KPMG LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

AUDIT AND NON-AUDIT FEES

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2002, and fees billed for other services rendered by KMPG LLP.

     Audit fees excluding audit related                              $101,347
                                                                     ========

     Financial information systems design and implementation (1)     $     --
                                                                     ========

     All other fees:
        Audit related fees (2)                                       $  7,049
        Other non-audit services (3)                                   84,346
                                                                     --------
     Total all other fees                                            $ 91,395
                                                                     ========

     (1) Financial information systems design and implementation consisted of consulting for enterprise-wide financial information system.

     (2) Audit related fees consisted principally of issuances of letters to underwriters, audits of financial statements of employee benefit plans, audits of certain businesses acquired during the year, review of registration statements and issuance of consents.

     (3) Other non-audit fees consisted of tax compliance and actuarial services.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP, AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

                SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     The Company currently expects that next year's Annual Meeting of Shareholders will be held in October 2003. In order to be eligible for inclusion in the Company's proxy materials for such meeting, any shareholder proposal must be submitted in writing and received at the Company's executive office at 100 East Lancaster Avenue, Downingtown, PA 19335 by the close of business on May 24, 2003 In order to be considered for presentation at next year's Annual Meeting, although not included in the proxy statement, any shareholder proposal must be received in writing at the Company's executive office at the foregoing address on or before the close of business on August 7, 2003 (unless the 2003 Annual Meeting is not held on a date between September 25, 2003 and November 23, 2003, in which case the shareholder proposal must be received at least 45 days prior to the actual mailing date of the proxy materials for the 2003 Annual Meeting).

     All shareholder proposals for inclusion in the Company's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. All shareholder proposals, whether or not to be included in the Company's proxy materials, must also comply with the requirements contained in the Company's Bylaws. A copy of the current Bylaws may be obtained from the Secretary of the Company.

                                  ANNUAL REPORT

     A copy of the Company's Form 10-K which includes the Annual Report to Shareholders for the fiscal year ended June 30, 2002 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2002 MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO MS. SHARON E. LEMON, SHAREHOLDER RELATIONS ADMINISTRATOR, CHESTER VALLEY BANCORP INC., 100 EAST LANCASTER AVENUE, DOWNINGTOWN, PENNSYLVANIA 19335.


                                  OTHER MATTERS

     Management knows of no business other than as described above that is planned to be brought before the Annual Meeting. Should any other matters arise, however, the persons named on the enclosed proxy will vote thereon according to their best judgment.


                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           ROBERT J. BRADBURY, SECRETARY

Downingtown, Pennsylvania
September 13, 2002

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                           CHESTER VALLEY BANCORP INC.

                                October 22, 2002



                                 REVOCABLE PROXY
                          CHESTER VALLEY BANCORP INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF CHESTER VALLEY BANCORP INC. FOR THE ANNUAL MEETING
                 OF SHAREHOLDERS TO BE HELD ON OCTOBER 22, 2002

     The undersigned, hereby revoking any proxy previously given, hereby appoints Colin N. Maropis and Pamela Collins, and each of them individually, as attorneys and proxies, with full power of substitution for each of them, to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Chester Valley Bancorp Inc. (the "Company") to be held on Tuesday, October 22, 2002, at 10:00 A.M. at the Downingtown Country Club, Downingtown, Pennsyvania, and any adjournments thereof, and to vote the number of shares of the Company's common stock which the undersigned would be entitled to vote if personally present in the manner indicated herein and in accordance with the judgment of said proxies on any other business which may come before the Annual Meeting, all as set forth in the Notice of Annual Meeting and accompanying proxy statement, receipt of which the undersigned hereby acknowledges. This proxy may be revoked at any time prior to its exercise.

          (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON REVERSE SIDE)
--------------------------------------------------------------------------------

                                         |                                                 |
                                         | Please Detach and Mail in the Envelope Provided |
-----------------------------------------------------------------------------------------------------------------------------------
    ------
    /     /  PLEASE MARK YOUR
A   /  X  /  VOTES AS IN THIS
    /     /  EXAMPLE.
    ------
                                      WITHHOLD
                    FOR all        AUTHORITY to vote
                   nominees         for all nominees
                listed at right      listed at right                                                      FOR    AGAINST    ABSTAIN
1. ELECTION OF      ---                   ---       NOMINEES: Gerard F. Griesser        2. Ratification of ---      ---        ---
   DIRECTORS        / /                   / /                 Emory S. Todd, Jr., CPA      appointment of  / /      / /        / /
                    ---                   ---                                              KPMG LLP.       ---      ---        ---

WITHHOLD AUTHORITY TO VOTE FOR THE FOLLOWING ONLY.                                        DIRECTORS RECOMMEND A VOTE FOR THE
(PRINT NAME OF NOMINEE(S) IN THE SPACE PROVIDED BELOW)                                    PROPOSAL.

                                             DIRECTORS RECOMMEND A VOTE FOR            THIS PROXY WILL BE VOTED (1) AS DIRECTED
--------------------------------------------         ALL SUCH NOMINEES.                HEREON OR, IF NO DIRECTION IS GIVEN, FOR THE
                                                                                       NOMINEES FOR DIRECTORS LISTED IN ITEM 1 AND
                                                                                       FOR ITEM 2 AND (2) AS SAID PROXIES DEEM
                                                                                       ADVISABLE ON SUCH OTHER MATTERS AS MAY
                                                                                       PROPERLY COME BEFORE THE MEETING.

                                                                                       PLEASE VOTE, SIGN, DATE AND RETURN PROXY CARD
                                                                                       PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE                                           DATE           SIGNATURE                                         DATE
         -----------------------------------------      ----------          -----------------------------------------     ----------

NOTE:  Please date and sign exactly as name appears hereon. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or Vice President. If a partnership, please sign in partnership name by authorized person.
------------------------------------------------------------------------------------------------------------------------------------
